UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2021

Veoneer, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38471	82-3720890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Klarabergsviadukten 70, Section C, 6th Floor SE-111 64
Box 13089, SE-10302
Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 527 762 00
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	VNE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Veoneer, Inc. (the “Company”) and Matthias Bieler, the Company’s Executive Vice President, Business Unit Europe, and a current named executive officer, entered into an amendment to Mr. Bieler’s employment agreement, pursuant to which Mr. Bieler’s title was changed to Executive Vice President, Vison and Driver Monitoring Systems, effective May 1, 2021. No other changes were made to Mr. Bieler’s employment agreement or compensatory arrangement with the Company.

The foregoing description of the amendment to Mr. Bieler’s employment agreement is qualified in its entirety by the full text of the amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2021.
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEONEER, INC.

By:	/s/ Lars A. Sjöbring
Name:	Lars A. Sjöbring
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date:  May 4, 2021